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                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]

                                                                     Exhibit 8.2


                                February 4, 2002




                                                                      Client No.
(202) 955-8500                                                     C 04554-00005


Arguss Communications, Inc.
One Church Street
Suite 302
Rockville, Maryland 20850



Ladies and Gentlemen:

         We have acted as special counsel to Arguss Communications, Inc. a Delaware corporation ("Target"), in connection with the proposed tender offer (the "Offer") by Dycom Industries, Inc. a Florida corporation ("Parent"), through Troy Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("Merger Sub"), for the outstanding stock of Target and the subsequent merger (the "Merger") of Merger Sub with and into Target.


         In formulating our opinion, we have reviewed such documents as we deemed necessary or appropriate, including (i) the Agreement and Plan of Merger, dated January 7, 2002, among Parent, Merger Sub and Target (the "Merger Agreement") and (ii) the Registration Statement of Parent on Form S-4 dated January 23, 2002, and the amendment thereto to be filed on February 5, 2002 (the "Registration Statement"), filed with the United States Securities and Exchange Commission (the "Commission"), including the prospectus of Parent that is contained therein (the "Prospectus").


         Our opinion set forth below assumes (i) the accuracy of the statements and facts concerning the Offer and the Merger set forth in the Merger Agreement and the Registration Statement; (ii) that the Offer and the Merger will be consummated in the manner contemplated by, and in accordance with, the terms set forth in the Merger Agreement and the Registration Statement including, but not limited to, (a) that the Minimum Condition (as defined in the Merger Agreement) is met in the Offer, and (b) that the Merger will be completed promptly following the Offer; and (iii) that the representations made to us by Target, which are set forth in a Certificate dated February 4, 2002, and the representations made to us by Parent, which are set forth in a Certificate dated February 4, 2002, are accurate and will continue to be accurate through the effective time of the Merger.

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Arguss Communications, Inc.
February 4, 2002
Page 2


         Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations contained herein, we are of the opinion that:

         1. The Offer and the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Parent, Merger Sub, and Target each will be treated as a party to the reorganization within the meaning of Section 368(b) of the Code.

         3. We confirm that the discussion in the Prospectus under the heading "THE OFFER--Material United States Federal Income Tax Consequences" to the extent it consists of statements of law and legal conclusions, and subject to the assumptions, limitations and conditions set forth therein, constitutes our opinion as to the material United States federal income tax consequences of the Offer and the Merger to the stockholders of Target.

We express no opinion concerning any tax consequences of the Offer and the Merger other than those specifically set forth herein.

         Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Offer or the Merger, or any inaccuracy in the statements, facts, assumptions, and representations on which we relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

         This opinion has been furnished to you solely in connection with the transactions described herein and may not be relied upon by any other person or by you for any other purpose without our specific, prior, written consent. We consent to the use of our name under the headings " Risk Factors -- Risks Relating to the Offer and the Merger -- The receipt of Dycom shares could be taxable to you, depending on facts surrounding the offer and the merger", "The Offer--Material United States Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement. We consent to the filing of this opinion with the Commission as Exhibit 8.2 to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                             Very truly yours,



                                         /s/ GIBSON, DUNN & CRUTCHER LLP

ADP/DWM/BHR